Exhibit 10.85

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (“Agreement”) is dated May 24, 2002, but effective for all purposes as of April 1, 2002 (“Effective Date”) between Tipperary Oil & Gas Corporation, a Texas corporation (“Seller”), whose address is 633 17th Street, Suite 1550, Denver, Colorado 80202, and Delta Petroleum Corporation, a Colorado corporation (“Buyer”), whose address is 475 17th Street, Suite 1400, Denver, Colorado, 80202.

RECITALS:

A.  Seller has certain oil and gas interests that it wants to sell to Buyer in accordance with the terms of this Agreement.

B.  Buyer wants to buy all of Seller’s right, title, and interest in said oil and gas interests in accordance with the terms of this Agreement.

NOW THEREFORE, for and in consideration of the terms of this Agreement, the adequacy of which is hereby acknowledged, the parties agree as follows:

1.  Assets to be Sold and Purchased.    (a) Subject to and in accordance with the terms hereof, Seller agrees to sell and transfer to Buyer, and Buyer agrees to purchase from Seller, all of Seller’s undivided interests in and to the following (the “Assets”):

(i)  all of oil, gas and mineral leases described on Exhibit “A” (“Leases”), and the wells situated on or attributable to the Leases listed on Exhibit “B” (“Wells”), together with all of Seller’s rights, titles and interests in and to any (A) mineral or royalty interests, overriding royalties, net profits interests, production payments or other interests in or measured by production royalties, owned by Seller pertaining to the Leases or Wells, (B) contracts and other documents conferring upon Seller any preferential rights to purchase, or any rights to consent to the assignment, as to any of the Leases or Wells in which Seller owns such rights, (C) easements and rights-of-way relating to the Leases or Wells, (D) government licenses, permits and qualifications, to the extent transferable and (E) unitization, pooling, and communitization agreements, declarations and orders pertaining to the Leases or Wells;

(ii)  all fixtures, equipment, and other personal property situated on, or used in connection with, the Leases or Wells;

(iii)  all oil, gas and other hydrocarbons (collectively, “Hydrocarbons”) produced and saved from the Leases on and after the Effective Date from, or attributable to the Leases or Wells, including the right to receive proceeds from the sale of such Hydrocarbons; and

(iv)  all agreements, documents files, and records pertaining to the Assets, including: operating agreements and unit agreements; lease files; abstracts and title opinions;

production records; well files; permits and licenses; accounting records (but excluding all general financial accounting or tax accounting records that do not pertain exclusively to the Assets); electric logs, geological or geophysical information, seismic data (including 3-D seismic data) engineering, and other technical data and records (INSOFAR ONLY as the transfer of any of the data and records is not limited or prohibited by any assignment, confidentiality, or other restrictions under applicable acquisition, licensing or other agreements); and other files, documents and records that directly relate to the Assets; provided however, Seller may retain copies of any or all of the foregoing.

(b)  Seller’s interests, if any, in the real property, fixtures, and personal property described in subsections (a)(i) and (a)(ii) are sometimes collectively referred to as “Oil and Gas Properties,” or as an “Oil and Gas Property.”

2.  Purchase Price: and Taxes.    (a) The purchase price for the Assets (“Base Purchase Price”) is Four Million One Hundred Thousand Dollars ($4,100,000). The Purchase Price shall be paid at the Closing (hereinafter defined) as hereinafter provided. Buyer shall pay any and all: (i) sales, use, documentary, and transfer taxes and fees attributable to the sale of the Assets, and (ii) recording and filing fees for the cost of recording the Assignment (hereinafter defined).

3.  Warranties. Representations, and Covenants.    (a) Each party, as to itself only, warrants, represents, and covenants to the other party that:

(i)  It is a corporation duly organized, legally existing and in good standing under the laws of the state of its incorporation, as first set out above.

(ii)  It is qualified to do business and is in good standing in Texas.

(iii)  It has full power to enter into and perform its obligations under this Agreement; the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action; and this Agreement has been duly executed and delivered.

(iv)  This Agreement, and the Assignment, will, when executed, delivered, and accepted, constitute each party’s legal, valid and binding obligation, enforceable in accordance with its terms, except as limited by bankruptcy or other laws applicable generally to creditor’s rights and as limited by general equitable principles.

(v)(A)  There are no pending suits, actions, or other proceedings to which it is a party that affect: (I) the Assets (including, as to Seller, any actions challenging or pertaining to its title to any of the Assets), or (II) the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, and (B) it shall promptly notify the other party of any such suits, actions, or other proceedings as to which after the date hereof it receives a written threat of assertion.

(vi)  It shall protect, defend, indemnify, and hold harmless the other party and its affiliates, and their employees, agents, successors and assigns, from and with respect to any and all rights, claims, demands, causes of action, and legal, administrative, or arbitration proceedings, of any and every nature (collectively, “Claims”), and injuries, deaths, damages, and obligations of any and every nature resulting from or that gave rise to any Claim, including liabilities, losses, costs, penalties, expenses, judgments, fines, settlements, interest, reasonable attorney’s fees, and other related expenses of any nature (collectively, “Damages”) resulting from a breach of its warranties, representations, or covenants; provided however, that Damages shall not include consequential, special, incidental, or punitive damages.

(b)  Seller warrants and represents to Buyer that other than:

(i)  requirements (if any) that consents to assignment of Assets, or waivers of preferential rights to purchase Oil and Gas Properties, be obtained from third parties, or

(ii)  requirements to obtain consents or approvals from, or to submit notices to or applications to, or actions that must be taken by, governmental entities (in their capacity as lessors, grantors of rights-of-way, or other interests, whether similar to or different from the foregoing) in connection with the sale or conveyance of the Assets, if the same are customarily obtained contemporaneously with or subsequent to such sale or conveyance, (A) Seller’s interest in the Assets is not burdened by any liens or similar encumbrances, (B) to the best of Seller’s knowledge, each of the Leases is valid and subsisting, and are presently in force according to their respective terms, and (C) neither its execution and delivery of this Agreement, nor the completion of the sale of the Property, will (I) violate or result in any default under its articles of incorporation or by-laws, or under any agreement to which it is a party or by which it is bound, or (II) violate any federal, state, or local law (including statutory and case law), rule, regulation, ordinance, permit, license, order, judgment, injunction, writ, or decree of any nature (collectively “Law”) applicable to it or to the Assets.

(c)  Buyer warrants and represents to Seller that:

(i)  It is a knowledgeable and experienced purchaser, owner and operator of oil and gas properties, has the ability to evaluate oil and gas properties, and, subject to its rights under Section 7, has been given the opportunity to investigate and evaluate (and has investigated and evaluated) the condition of the Assets to the extent it deems necessary or appropriate and is acquiring the Assets based solely upon its own investigation and evaluation and for its own account, and not with a view to or the intent to make a resale or distribution within the meaning of the Securities Act of 1933 (and the rules and regulations pertaining thereto) or a resale or distribution thereof in violation of any other applicable securities laws.

(ii)  With respect to any Leases issued by any governmental entity, it is qualified to become the successor lessee and assumes the risk of being approved as the successor lessee of such leases.

(iii)  Neither its execution and delivery of this Agreement, nor the completion of the sale of the Property; will violate or result in any default under its articles of incorporation or by-laws, or under any agreement to which it is a party or by which it is bound, or violate any Law applicable to it or to the Assets.

(iv)  Seller has provided Buyer with access to the Oil and Gas Properties, and all of Seller’s data and other information, reasonably relevant to the ability of a knowledgeable and experienced owner and operator of oil and gas properties to evaluate the Assets.

4.  Seller’s Disclaimer of Warranties, Representations, and Covenants.    (a) WITH RESPECT TO THE ASSETS, THIS AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED HEREBY, SELLER’S WARRANTIES AND REPRESENTATIONS AS EXPRESSLY SET OUT IN SECTION 3 HEREOF AND IN THE ASSIGNMENT EXECUTED PURSUANT HERETO ARE EXCLUSIVE AND IN LIEU OF ANY AND ALL OTHER WARRANTIES, REPRESENTATIONS, AND COVENANTS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AND SELLER DISCLAIMS ANY AND ALL OTHER WARRANTIES, REPRESENTATIONS, AND COVENANTS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE.

(b) CONSISTENT WITH AND NOT AS A LIMITATION ON SUBSECTION (a), THE ASSETS SHALL BE PURCHASED, SOLD, AND CONVEYED “AS IS, WHERE IS,” WITHOUT ANY WARRANTY, REPRESENTATION, OR COVENANT, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, RELATING TO:

(i)  THE CONDITION, QUANTITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY PURPOSE, CONFORMITY TO THE MODELS OR SAMPLES OF MATERIALS, OR MERCHANTABILITY OF ANY IMMOVABLE PROPERTY, MOVABLE PROPERTY, EQUIPMENT, INVENTORY, MACHINERY, AND OTHER FIXTURES AND PERSONAL PROPERTY CONSTITUTING PART OF THE ASSETS;

(ii)  ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM REDHIBITORY VICES OR DEFECTS OR OTHER VICES OR DEFECTS, WHETHER KNOWN OR UNKNOWN;

(iii)  ANY AND ALL IMPLIED WARRANTIES, REPRESENTATIONS, OR COVENANTS EXISTING UNDER APPLICABLE LAW NOW OR HEREAFTER IN EFFECT; AND

(iv)  EXCEPT AS PROVIDED OTHERWISE IN SUBSECTION (a), WITHOUT ANY OTHER WARRANTY, REPRESENTATION, OR COVENANT, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE.

(c)  CONSISTENT WITH BUT NOT AS A LIMITATION ON SUBSECTIONS (a) AND (b), SELLER IS SELLING AND BUYER IS BUYING THE ASSETS WITH ALL DEFECTS AND FAULTS (LATENT OR APPARENT) AND IT ASSUMES THE RISK THAT ADVERSE PAST, PRESENT OR FUTURE PHYSICAL CONDITIONS MAY NOT HAVE BEEN REVEALED BY ITS INVESTIGATIONS.

5.  Waiver of Deceptive Trade Practices Act.    BUYER WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES ACT, SECTION 17.41, et seq., TEXAS BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS, AND UNDER SIMILAR LAWS ADOPTED IN OTHER STATES, TO THE EXTENT, IF ANY, THEY HAVE APPLICABILITY TO THE TRANSACTIONS CONTEMPLATED HEREBY. THIS WAIVER BY BUYER HAS BEEN GIVEN AFTER BUYER CONSULTED WITH AN ATTORNEY OF ITS CHOICE.

6.  Certain Covenants of Seller Pending Closing.

(a)  Seller has given Buyer, its attorneys and other representatives, subject to the confidentiality provisions of the Agreement dated May 8, 2002 heretofore executed by Seller and Buyer (“Confidentiality Agreement”) and subject to any restrictions on access to the Assets imposed by agreements by which Seller is bound, access at all reasonable times to: (i) the Assets and (ii) Seller’s records and files, to the extent located at Seller’s offices, relating to the Assets (which records and files include those relating to title, division orders, wells, production, accounting, marketing, equipment inventories, and production, severance and ad valorem taxes). Notwithstanding the foregoing, Buyer acknowledges that Seller is not obligated to provide Buyer with access to any files or records that Seller considers proprietary or confidential to it or that it cannot legally provide to Buyer without, in Seller’s opinion, breaching or risking a breach of confidentiality agreements. Further, Seller has made all such files and records available to Buyer (whether pursuant to this Section or otherwise) as an accommodation, and without representation, warranty, or covenant, express or implied, statutory or otherwise, as to the accuracy and completeness of such materials.

(b)  Seller has not sold or disposed, or enter into any other agreement to sell or dispose, of any portion of the Assets since the date of the Confidentiality Agreement.

7.   Acknowledgements.    To the extent deemed appropriate by Buyer, it has conducted, at its sole cost and risk, such examinations, inspections and reviews as it deemed relevant with respect to the Assets.

(a)  BUYER SHALL BE DEEMED TO HAVE: (A) INSPECTED, OR TO HAVE WAIVED ITS RIGHT TO INSPECT, THE ASSETS FOR ALL PURPOSES, AND (B) SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, INCLUDING CONDITIONS SPECIFICALLY RELATED TO THE PRESENCE, RELEASE, OR DISPOSAL OF SOLID WASTES, ASBESTOS, NATURALLY OCCURRING RADIOACTIVE

MATERIALS, AND OTHER HAZARDOUS SUBSTANCES IN, ON, OR UNDER THE OIL AND GAS PROPERTIES.

(b)  BUYER SHALL BE DEEMED TO HAVE RELIED SOLELY ON ITS OWN INSPECTION OF THE ASSETS, AND AS PROVIDED IN SECTION 4, SELLER IS SELLING AND BUYER IS BUYING ALL ASSETS “AS IS, WHERE IS.” CONSISTENT WITH BUT NOT AS A LIMITATION ON THE FOREGOING, SELLER MAKES NO WARRANTY, REPRESENTATION, OR COVENANT, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA, REPORTS, RECORDS, PROJECTIONS, INFORMATION, OR OTHER MATERIALS NOW, HERETOFORE, OR HEREAFTER FURNISHED OR MADE AVAILABLE TO BUYER IN CONNECTION WITH THIS AGREEMENT, INCLUDING PRICING ASSUMPTIONS OR QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE ASSETS OR THE ABILITY OR POTENTIAL OF THE ASSETS TO PRODUCE HYDROCARBONS OR THE ENVIRONMENTAL CONDITION OF THE ASSETS OR ANY OTHER MATERIALS FURNISHED OR MADE AVAILABLE TO BUYER BY OR ON BEHALF OF SELLER. ANY AND ALL SUCH DATA, REPORTS, RECORDS, PROJECTIONS, INFORMATION, AND OTHER MATERIALS FURNISHED BY OR ON BEHALF OF SELLER TO BUYER ARE PROVIDED TO BUYER AS A CONVENIENCE AND SHALL NOT CREATE OR GIVE RISE TO ANY LIABILITY OF OR AGAINST SELLER, AND ANY RELIANCE ON OR USE OF THE SAME SHALL BE AT BUYER’S SOLE RISK.

8.  Record Retention Following Closing.    If the purchase and sale of the Assets is consummated, then for a period of seven (7) years from the Closing, Buyer shall use reasonable efforts to save and retain, and give Seller access at all reasonable times upon reasonable notice, to all files and records (including all computer records) delivered by or on behalf of Seller in connection with the transaction contemplated hereby, and shall permit Seller, at its sole cost and expense, to make copies of any such files and records; provided however, that at any time during said seven years, Buyer may instead, as to any particular files and records, and from time to time, offer to return them to Seller.

9.  Closing.    (a) The closing (“Closing”) of the transaction contemplated hereby shall take place in the offices of Seller, in Denver, Colorado, on May 24, 2002, at 10:00 a.m. Mountain Time, or at such other date and time as Buyer and Seller may agree (“Closing Date”).

(b)  At the Closing, Seller shall:

(i)  execute, acknowledge and deliver to Buyer an Assignment, Deed and Bill of Sale (“Assignment”) of the Assets, in the form attached hereto as Exhibit C (with Exhibits A and B hereto being attached thereto), as of the Effective Date;

(ii)  execute and deliver to Buyer letters in lieu of transfer orders (or similar documents), in form acceptable to both parties;

(iii)  execute and deliver to Buyer an affidavit or other certification (as permitted by the Internal Revenue Code of 1986) having the form and language as Exhibit E attached hereto, to the effect that Seller is not a “foreign person” within the meaning of Section 1445 (or similar provisions) of the Internal Revenue Code of 1986; and

(iv)  provide Buyer with Seller’s Officer Certificate having the form and language of Exhibit D-l attached hereto.

(c)  At the Closing, Buyer shall:

(i)  deliver to the Seller by wire transfer in immediately available funds, to an account designated by Seller in a bank located in the United States, an amount equal to the Base Purchase Price, as such amount may be adjusted in accordance with Section 10 hereof after the Closing Date; and

(ii)  provide Seller with Buyer’s Officer Certificate having the form and language of Exhibit D-2 attached hereto; and

(d)  Within fourteen (14) days after Closing, Seller will deliver to Buyer the records and other materials described in Section 1(a)(iv).

(e)  To the extent attributable to production prior to the Effective Date: (i) all production attributable to Seller’s interest in the Oil and Gas Properties, (ii) all proceeds from the sale thereof, including proceeds from the sale of any oil in storage above the pipeline connection, and (iii) any accounts receivable balances and related claims and damages, shall be and remain Seller’s property. All such production saved therefrom, and all proceeds from the sale thereof, attributable to production after the Effective Date shall be Buyer’s property.

(f) Following the Closing, Buyer shall:

(i)  Only to the extent relating to the Assets; promptly take all actions necessary to succeed Seller as the party to any leases, rights-of-way, contracts, bonds, permits, licenses, and any other instrument, and to all duties, obligations, and liabilities to individuals, private entities, or governmental authorities, which Seller was a party or by which it was bound, and protect, defend, indemnify, and hold Seller harmless from any and all Claims and Damages with respect thereto;

(ii)  Only to the extent relating to the Assets, assume and fully perform all of Seller’s duties, liabilities and obligations including duties, liabilities, and other obligations imposed by any leases, rights-of-way, contracts, bonds, permits, licenses, and any other instrument to which Seller was a party or by which it was bound; protect, defend, indemnify, and hold Seller harmless from any and all Claims and Damages with respect thereto.

(iii)  Execute, acknowledge and file the Assignment for record immediately upon receipt thereof and furnish Seller a copy of the recorded document promptly after Buyer’s receipt of such recorded instrument from the clerk in each county or parish in which the Assignment is recorded; and:

(iv)  Assume and fully perform all of Sellers’ duties, liabilities and obligations relating to the Assets, including duties, liabilities, and other obligations imposed by any leases, rights-of-way, contracts, bonds, permits, licenses, and any other instrument to which Seller was a party or by which it was bound, and shall protect, defend, indemnify, and hold Seller harmless form any and all claims and damages with respect thereto, including the plugging and abandonment of any wells.

10.  Certain Post-ClosingAdjustments.    (a) Following Closing, in the manner provided in subsection (c), appropriate adjustments shall be made between Buyer and Seller so that:

(i)  all expenses attributable to Seller’s interest in the Assets that are incurred in the ownership and operation of the Assets before the Effective Date will be borne by Seller and all proceeds attributable to Seller’s interest in the Assets (net of applicable production, severance, and similar taxes) from the sale of oil, gas and other minerals produced therefrom before the Effective Date will be received by Seller, and

(ii)  all expenses attributable to Seller’s interest in the Assets which are incurred in the ownership and operation of the Assets after the Effective Date will be borne by Buyer and all proceeds attributable to Seller’s interest in the Assets (net of applicable production, severance, and similar taxes) from the sale of oil, gas and other minerals produced and saved therefrom on and after the Effective Date will be received by Buyer.

(b)  In making the adjustments under subsection (a): (i) oil which was produced from the Oil and Gas Properties and which was, on the Effective Date, stored in tanks located on the Oil and Gas Properties (or located elsewhere but used by Seller to store oil produced from the Oil and Gas Properties prior to delivery to oil purchasers) and above pipeline connections shall be deemed to have been produced before the Effective Date, and (ii) ad valorem taxes assessed with respect to the taxing period in which the Effective Date falls, regardless of the basis on which such taxes are computed, shall be prorated based on the number of days in such period which fall on each side of the Effective Date (with the day on which the Effective Date falls being counted in the period after the Effective Date), and shall, where the current year’s taxes are not yet known, be based on the previous year’s taxes. Each party shall bear its own local, state or federal income tax liabilities.

(c)  As soon as practicable after Closing, but in any event sixty (60) days thereafter, Seller shall prepare and submit to Buyer a proposed statement (“Final Statement”), which shall show the final calculation of the Purchase Price (“Final Settlement Price”), based on the adjustments for which this Agreement provides. As soon as possible after receipt of the Final Statement, but in any event within thirty (30) days after receipt thereof, Buyer shall deliver to Seller a written report containing the changes, if any, which Buyer proposes being made to the Final Statement; provided however, if Buyer fails to timely deliver such report, Seller’s Final Statement and Final Settlement Price shall conclusively be deemed accurate, and such Final Statement shall be the basis for the Final Settlement Price. In the event that Buyer submits a response, the parties shall exercise all reasonable efforts to agree with respect to the amounts due not later than thirty (30) days after a timely response by Buyer but in any event prior to September 16, 2002. After agreement upon a Final Settlement Price setting forth the amount by which the Purchase Price shall be adjusted (either upward or downward), the amount due shall be paid within five (5) business days thereafter by the party owing the same in immediately available funds. Amounts due and payable hereunder, but which are not paid when due, shall bear interest at the rate of one and one-half percent per month, compounded monthly, or the maximum amount permitted by law, whichever is less.

11.  Environmental Indemnity and Hazardous Substances.    (a) Notwithstanding anything herein to the contrary, with respect to the Oil and Gas Properties, upon Closing, Buyer: (i) waives, releases, remises, acquits and forever discharges, (ii) releases and relinquishes any right of contribution, reimbursement, indemnification, or other rights of a similar nature, (iii) assumes all liability for, and (iv) shall protect, defend, indemnify, and hold harmless, Seller and its affiliates, and their employees, agents, successors and assigns, from and with respect to any and all claims and damages (including Corrective Action Costs (hereinafter defined), monitoring costs (including reasonable capital and operating costs), remediation studies, and natural resource damages) that may at any time arise on account of, or in any way arising out of, or in connection with: (I) the known or unknown environmental condition of the Oil and Gas Properties, including any Releases (hereinafter defined), and (II) any violation of any Law relating to the protection of health or the environment, whether or not attributable to Seller’s activities or the activities of third parties, regardless of whether or not Seller was or is aware of such activities, and regardless of whether or not the condition (including any Release) or violation occurred before or after the Effective Date.

(b)  THE INDEMNIFICATION, RELEASE, WAIVER, AND ASSUMPTION PROVISIONS OF THIS SECTION APPLY REGARDLESS OF WHETHER SELLER (AND ITS AFFILIATES, AND THEIR EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS) CAUSED, IN WHOLE OR IN PART, AN INDEMNIFIED CLAIM OR DAMAGES, INCLUDING INDEMNIFIED CLAIMS ARISING OR RESULTING, IN WHOLE OR IN PART, FROM, OUT OF, OR IN CONNECTION WITH THE CONDITION OF THE ASSETS OR THE SOLE, JOINT, COMPARATIVE, OR CONCURRENT NEGLIGENCE, STRICT LIABILITY, OR FAULT OF SELLER OR ITS AFFILIATES AND THEIR EMPLOYEES, AGENTS, SUCCESSORS AND

ASSIGNS. THE PARTIES ACKNOWLEDGE THAT THIS PROVISION COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

(c)  As used in this Agreement, the following definitions shall apply:

(i)  “Hazardous Substances” means any substance or material defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance, or other similar term, by any Law relating to the environment (which Laws include the Federal Resource Conservation and Recovery Act of 1976; Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980; The Superfund Amendment and reauthorization Act of 1986:Federal Clean Air Act; Federal Clean Water Act; Federal Water Pollution Control Act; Federal Insecticide, Fungicide, and Rodenticide Act; and similar state Laws in effect as of the relevant dates, as such Laws were or are amended from time to time).

(ii)  “Releases” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, depositing, placing, releasing, escaping, leaching, dumping or disposing of Hazardous Substances or non-hazardous substances (to the extent the Law requires the removal of the same) into the atmosphere, soil, surface water, subsurface strata, groundwater, or otherwise into the environment, including the abandonment or discarding of barrels, containers, tanks, or other receptacles containing or previously containing Hazardous Substances.

(iii)  “Corrective Action” means, to the extent required by Law, any expenditures or activities taken to monitor and, if required, abate, clean up, remove, treat, cover or in any other way remediate a Release at, from, or emanating to the Oil and Gas Properties.

(iv)  “Corrective Action Costs” includes any and all: (A) costs or expenses that arise directly from or in connection with the performance of Corrective Action, including removal, remediation or cleanup costs, site investigation and assessment costs, consultants costs, attorneys fees and expert fees, government oversight and response costs, penalties, liens, interests, fines, assessments, and charges, and (B) any payment of any third party Claims or Damages (including any federal, state or local government agency) arising out of or relating to a Release at or from the Oil and Gas Properties.

12.  Notices.    All notices, demands or communications (“Notices”) under this Agreement shall be in writing and shall be addressed to the party as set forth below. All Notices shall be given by: (i) personal delivery, (ii) electronic communication, provided the transmitting device used by the party provides documentary confirmation of receipt, (iii) first class mail, postage prepaid, or (iv) a nationally recognized overnight courier service. All Notices shall be effective and shall be deemed delivered (i) if by personal delivery or by overnight courier, on the date of delivery if delivered on or before 4:30 p.m. on such day; otherwise, it shall be deemed to have been delivered on the next business day following delivery, (ii) if by electronic communication, on the day of receipt unless received after 4:30

p.m., in which event it shall be deemed to have been received on the next business day following receipt of the electronic communication, and (iii) if solely by mail, on the first to occur or actual receipt. A party may change its address by Notice to the other party.

If to Seller:

Tipperary Oil & Gas Corporation
633 17th Street, Suite 1550
Denver, Colorado 80202
Attention:         David L. Bradshaw
Telephone No: (303) 293-9379
Facsimile No.: (303) 292-3428

If to Buyer:

Delta Petroleum Corporation
475 Seventeenth Street, Suite 1400
Denver, Colorado 80202
Attention:         Roger A. Parker
Telephone No: (303) 293-9133
Facsimile No.: (303) 298-8251

13.  Survival of Provisions.    The parties’ respective covenants (including indemnification obligations) that are to be performed after the Closing or that may otherwise be applicable following the Closing, and the parties’ respective warranties and representations (and disclaimers of warranties, representations, and covenants), shall survive the Closing and shall not merge into the Assignment or into any other documents or other instruments executed in connection herewith. Consistent with, but not as a limitation on the foregoing, the parties’ respective obligations under Sections 3–5, 7(b)(i)(B), 8, 9(d), 9(e), 9(f) and 10–25 shall survive the Closing and the delivery of the Assignment.

14.  Further Assurances.    Without further consideration, each party shall take such further actions and execute such further documents as may be reasonably requested by the other party in order to effectuate the purpose and intent of this Agreement, including (if Closing occurs) division orders, transfer orders and other documents.

15.  Governing Law and Venue.    (a) This Agreement shall be: (I) deemed to have been negotiated, executed, and performed in Texas, and (ii) governed by and interpreted in accordance with the Laws of Texas, including the Laws of Texas pertaining to conflict of law and choice of law; provided however, that it is the parties’ intent that the Laws of Texas, without regard to its conflict of law or choice of law rules, shall govern to the greatest extent.

(b)  Venue for the resolution of any disputes hereunder shall be limited to federal or state courts of competent jurisdiction sitting in Colorado, and the parties shall not challenge the subject matter or personal such jurisdiction of such courts; provided however, that if and to the extent that governing Law requires that proceedings be conducted in the state in which the property is situated, then notwithstanding the foregoing, such proceedings shall be commenced and prosecuted in a court of competent jurisdiction in such state, and any ancillary proceedings shall be consolidated with such proceedings. If a party does not have a registered agent for service of process in such state, then for purposes hereof, service of process may be accomplished in such other manner as may be provided by Law for service upon entities that are required to have a registered agent in such state but that do not have a registered agent.

16.  Costs.    Except as may be expressly provided otherwise herein, each party shall bear its own costs and expenses in connection with the negotiation and performance of this Agreement.

17.  Entire Agreement; Amendment; and Waiver.    (a) This Agreement, which includes any and all exhibits, contains the entire understanding and agreement of the parties and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof.

(b)  No amendment or modification to this Agreement shall be effective unless be in writing and signed by all parties. Consistent with but not as a limitation on the foregoing, references in this Agreement to the parties attempting to agree, or unless otherwise agreed, or phrases of similar import, shall mean and require agreements reduced to writing.

(c)  No waiver by a party of any breach by the other party of any provision of this Agreement shall be deemed a waiver of any preceding or succeeding breach of the same or any other provisions hereof. No such waiver shall be effective unless in writing and then only to the extent expressly set forth in writing.

18.  Section and Other Headings; and Construction.    The section and other headings contained in this Agreement are for reference only and have no legal significance. The use of pronouns is generic and they shall mean any gender as appropriate. The terms “include,” “including,” or similar terminology shall be construed as meaning without limitation as to the nature or scope of the referenced matters, whether similar or dissimilar to the referenced matters. The terms “herein” or “hereof,” or similar terminology, shall be construed as referring to this Agreement rather than only the section in which such term appears. References to subsections shall refer to the section or subsection in which they appear, unless otherwise noted. This Agreement shall be deemed to have been drafted by both parties, and therefore the rule against construing ambiguities against the party drafting a contract shall be inapplicable to this Agreement.

19.  Severability.    If any provision of this Agreement is held to be invalid or unenforceable in whole or in part in any relevant jurisdiction, such provision, only to the extent invalid or unenforceable, shall be severable from this Agreement, and the other provisions of this Agreement (along with the provision at issue, to the extent that it would be valid and enforceable, and such provision shall be deemed to be so reformed) shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed to carry out the purpose and intent of this Agreement. The invalidity or unenforceability, in whole or in part, of any provision of this Agreement in any relevant jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, nor shall the invalidity or unenforceability of any provision of this Agreement with respect to any Person affect the validity or enforceability of such provision with respect to any other Person.

20.  Attorney’s Fees.    If litigation is commenced between the parties, the prevailing party shall be entitled to recover from the other party all reasonable attorney fees and costs.

21.  Time of the Essence.    Time is of the essence of this Agreement. If the last day permitted for the performance of any act required or permitted under this Agreement falls on a Saturday, Sunday, or holiday, the time for such performance shall be extended to the next succeeding business day.

22.  Parties in Interest; Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns of Seller or Buyer. Nothing in this Agreement is intended to confer upon any other person or entity any rights or remedies under or by reason of this Agreement.

23.  No Publicity.    Prior to closing, Buyer and Seller shall not issue any publicity or press release concerning this Agreement or the transaction contemplated hereby without the prior written consent of Seller, unless, in the written opinion of legal counsel acceptable to Seller, such disclosure is required by applicable law or other applicable rules or regulations of any governmental authority or stock exchange and such publicity or press release contains no more than the minimum information necessary to comply therewith. This provision shall not replace or restrict any provision in any prior agreement between the parties affecting confidentiality or the disclosure of information about the Assets.

24.  No Recording.  This Agreement shall not be recorded by either party without the prior consent of the other party.

25.  Execution in Counterparts and by Facsimile.    This Agreement may be executed in counterparts, all of which shall be considered one document. Execution of this Agreement may also be transmitted by facsimile, but in such event, the party transmitting this Agreement by facsimile must also, on the date of transmission, transmit a complete executed copy of this Agreement by overnight courier (as provided in Section 12) for next day delivery.

IN WITNESS WHEREOF, this Agreement is executed by the parties hereto on the date set forth above.

SELLER: TIPPERARY OIL & GAS CORPORATION		BUYER: DELTA PETROLEUM CORPORATION

By:	/s/ DAVID L. BRADSHAW	By:	/s/ ROGER A. PARKER
	David L. Bradshaw President and Chief Executive Officer		Roger A. Parker President